SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Commission file number: 0-3947


                                 April 30, 1998
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                Date of Report (Date of earliest event reported)


                                  Hach Company
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             (Exact name of registrant as specified in its charter)


Delaware                                                    42-0704420
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(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                 5600 Lindbergh Drive, Loveland, Colorado 80537
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               (Address of principal executive offices) (Zip code)

                                  970-669-3050
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              (Registrant's telephone number, including area code)


Item 2.  Acquisition or Disposition of Assets

     Hach Company ("Hach") announced today it completed the acquisition of privately held Environmental Test Systems Inc. ("ETS"). Hach acquired ETS by means of a merger of ETS into a wholly-owned subsidiary of Hach. Under the terms of the transaction, Hach distribute an aggregate of Sixteen Million Dollars ($16,000,000) in cash, Hach Class A Common stock and Hach Common Stock to the holders of ETS capital stock. The acquisition will be accounted for as a purchase under generally accepted accounting principles. In conjunction with the purchase the Company will take a one-time charge in the fourth quarter of fiscal year 1998 of approximately $3,000,000 for in-process research and development activities of ETS. The Company also stated Mark J. Stephenson, President of ETS, will continue in that position. In addition, Mr. Stephenson has been elected Vice President of Marketing Services for Hach Company.

     Additional information regarding the acquisition, including financial statements of ETS, proforma financial information and exhibits, has been previously provided by Hach in a Registration Statement on Form S-4, File No. 333-48729, filed with the Commission on March 26, 1998.


                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report of Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HACH COMPANY


 Date:    May 14, 1998             By:  /s/ Bruce J. Hach
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                                   Bruce J. Hach, President